Exhibit 10(qqq)

REAL ESTATE LEASE

BETWEEN

4101 AUSTIN BOULEVARD CORP.,

Landlord

and

FRUCTIBAIL INVEST,

Tenant

Dated February 27, 2006

Real Estate Lease

Real Estate Lease

i

Real Estate Lease

ii

AGREEMENT OF REAL ESTATE LEASE, made as of this February 27, 2006, between 4101 AUSTIN BOULEVARD CORP., a New York corporation (“Landlord”), and FRUCTIBAIL INVEST, a French société civile (“Tenant”),

WITNESSETH:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

DEFINITIONS

“AAA” shall mean the American Arbitration Association, or its successor.

“Additional Rent” shall mean all additional rent and other amounts payable by Tenant to Landlord under this Real Estate Lease other than Fixed Rental.

“Affiliate” shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with, the Person in question. Solely with respect to the references to Affiliates contained in the definitions of NBP Sub Change of Control and BNY Change of Control, the ownership threshold contained in the definition of “Control” shall be deemed to be 75% rather than 50%.

“After-Tax Basis” shall mean the basis or position leaving the beneficiary of a payment or deduction provided for by this Real Estate Lease in no better and no worse position than that which it would have been in had the event which gave rise to the payment or deduction obligation not occurred. The party receiving a payment that is to be made on an After-Tax Basis will provide computations in reasonable detail; provided, however, that neither party shall have the right to examine the other party’s books or records and nothing herein shall require either party to manage its tax affairs in any manner other than as it sees fit.

“Alterations” shall mean alterations, installations, improvements, additions or other physical changes (other than decorations) in or about the Premises.

“Assigned Leases” shall mean those leases set forth in Schedule 2.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

“BNY” shall mean The Bank of New York Company, Inc., a New York corporation.

“BNY Change of Control” shall mean, at any time, any Person who is not an Affiliate, or two or more Persons who are not Affiliates, as the case may be, of any member of the BNY Group, shall have acquired direct or indirect ownership of Voting Stock of any member of the BNY Group representing greater than 10% of the combined voting power of all Voting Stock of such member of the BNY Group.

“BNY Group” shall mean BNY, Landlord and the Bank of New York, a New York corporation.

Real Estate Lease

“BNY Guarantee” shall mean the Guarantee, dated as of the date hereof, executed by BNY in favor of Tenant pursuant to which BNY guarantees the payment and performance of the obligations of Landlord under this Real Estate Lease.

“Building” shall mean the One Wall Street Building or the 101 Barclay Street Building, and “Buildings” shall mean both of such buildings, collectively.

“Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other similar service systems of the Buildings.

“Business Days” shall mean all days other than Saturdays, Sundays and holidays on which banks in New York State or Paris, France are authorized or required to be closed.

“Change of Law” shall mean (i) the passing of, or (ii) a change in or (iii) the introduction, proposal, issuance or repeal of, any law, rule, notice, announcement, regulation or regulatory requirement, directive or interpretation thereof or in the published practice or policy (or in the final application thereof, including for the avoidance of doubt, material changes to administrative procedures such as forms or elections necessary to the claiming of any tax benefit) of any government, governmental department, tax authority, agency or regulatory authority or supervisory body of any country, or in any treaty, in each case not actually or prospectively in force at the date of this Real Estate Lease, or any change or development in the interpretation by any court, governmental department, tax authority or regulatory authority of any country of any of the foregoing, in each case occurring or made known to any of the parties hereto after the date of this Real Estate Lease, whether or not such measure applies retroactively and whether or not such measure constitutes a change from a prior position on the same issue.

“Control” shall mean direct or indirect ownership of more than 50% of (i) the outstanding voting stock of a corporation, or (ii) other equity interest if not a corporation, together with in each case the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

“Default Rate,” with respect to any period for which an amount payable hereunder has not been paid when due, shall mean an annual interest rate equal to (i) with respect to amounts payable in Dollars hereunder, LIBOR for such period plus 1% and (ii) with respect to amounts payable in Euros hereunder, EURIBOR for such period plus 1%.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Early Termination Amount” shall mean the amount payable in Euros by Landlord to Tenant in reimbursement of pre-paid Fixed Rent upon the expiration or earlier termination of this Real Estate Lease for any reason whatsoever, which amount shall be determined in accordance with the schedule of payments set forth in Exhibit B.

“Effective Date” shall have the meaning set forth in Section 1.1 hereof.

Real Estate Lease

“Environmental Law” shall mean any and all applicable Federal, state or local laws, rules, orders, permits, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or common law regulating or imposing liability or standards of conduct concerning human health, natural resources or the environment, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right-to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Hazardous and Solid Waste Amendments of 1984, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Solid Waste Disposal Act of 1965, in each case, with each amendment, supplement or modification thereto and as each shall be amended, supplemented or modified in the future, their state or municipal equivalents, and the Federal, state or municipal regulations promulgated thereunder.

“Expiration Date” shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Real Estate Lease or pursuant to law.

“EURIBOR” shall mean, in respect of any period for which EURIBOR is to be determined, the rate per annum determined by the Banking Federation of the European Union which appears on Telerate Page 248 (or such other pages as may replace Page 248 on that service or such other service as may be nominated by the Banking Federation of the European Union (including the Reuters Screen) as the information vendor for the purposes of displaying Banking Federation of the European Union offered rates for deposits in Euros) at approximately 11:00 a.m. two Business Days prior to the first Business Day of such period for a term comparable to the term for with EURIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight-line interpolation of the rates quoted for the term next longer and the term next shorter than such term. If, for any reason, such rate is not available, the term “EURIBOR” shall mean the rate per annum on the Reuters Screen as the offered rate for deposits in Euros at approximately I 1:00 a.m. two Business Days prior to the first Business Day of such period for a term comparable to the term for which EURIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight line interpolation of the rates quoted for the term next longer and the term next shorter than such term; provided, however, if more than one rate is specified for a term comparable to the interest period contemplated on the Reuters Screen, the applicable rate shall be the arithmetic mean of all such rates. If EURIBOR cannot be determined in accordance with the foregoing provision then EURIBOR shall be the arithmetic mean of quotations provided by each of ABN AMRO, HSBC, BNP Paribas, Deutsche Bank and Société Générale, as each such bank’s interbank offered rate for deposits in Euros to leading banks in the European interbank market at approximately 11:00 a.m. two Business Days prior to the first Business Day of such interest period, provided, that if any of such banks fails to supply any such offered rate by 1:00 p.m. on the required date, EURIBOR for the relevant interest period shall be determined on the basis of the quotations provided by the remaining such banks.

“Euros” shall mean the lawful currency of the European Monetary Union.

Real Estate Lease

“Fixed Expiration Date” shall have the meaning set forth in Section 1.1 hereof.

“Fixed Rent” shall have the meaning set forth in Section 1.2 hereof.

“Governmental Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasigovernmental authority, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof.

“Gross-up Amount” shall have the meaning set forth in Section 39.1 hereof.

“Guaranties” or “Guarantees” shall mean the BNY Guarantee and the NBP Guarantee.

“HVAC” shall mean heat, ventilation and air conditioning.

“HVAC Systems” shall mean the Building Systems providing HVAC.

“Landlord”, on the date as of which this Real Estate Lease is made, shall mean 4101 Austin Boulevard Corp., a New York corporation having an office at One Wall Street, New York, NY 10286, together with any successor or assignee thereof permitted pursuant to the terms of this Real Estate Lease.

“Landlord Indemnitees” shall mean Landlord, the principals comprising Landlord and its and their respective Affiliates, partners, members, shareholders, officers, directors, employees, agents and contractors.

“Landlord Parties” shall have the meaning set forth in Section 38.3 hereof.

“Landlord Termination Event” shall have the meaning set forth in Section 16.1 hereof.

“LIBOR” shall mean, in respect of any period for which LIBOR is to be determined, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in US dollars at approximately 11:00 a.m. two Business Days prior to the first Business Day of such period for a term comparable to the term for which LIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight-line interpolation of the rates quoted for the term next longer and the term next shorter than such term. If, for any reason, such rate is not available, the term “LIBOR” shall mean the rate per annum on Reuters Screen LIBOR01 as the London interbank offered rate for deposits in US dollars at approximately 11:00 a.m. two Business Days prior to the first Business Day of such period for a term comparable to the term for which LIBOR is to be determined or, if a rate for such term is not so quoted, a rate determined by a straight line interpolation of the rates Real Estate Lease quoted for the term next longer and the term next shorter than such term; provided, however, if more than one rate is specified for a term comparable to the interest period contemplated on Reuters Screen LIBOR01, the applicable rate shall be the arithmetic mean of all such rates. If LIBOR cannot be determined in accordance with the foregoing provision then LIBOR shall be the arithmetic mean of quotations provided by each of ABN AMRO, HSBC,

Real Estate Lease

BNP Paribas, Deutsche Bank and Société Générale, as each such bank’s London interbank offered rate of exchange at 11:00 a.m. two Business Days prior to the first Business Day of such period for the relevant term.

“NBP” shall mean Natexis Banques Populaire, a French société anonyme having its registered office at 45, rue Saint Dominique, 75007 Paris, and registered under number 542 044 524 R.C.S. with the Registre du commerce et des sociétés of Paris.

“NBP Guarantee” shall mean the Guarantee, dated as of the date hereof, executed by NBP, in favor of Landlord pursuant to which NBP guarantees the payment and performance obligations of Tenant under this Real Estate Lease.

“NBP Sub Change of Control” shall mean, at any time, any Person who is not an Affiliate, or two or more Persons who are not Affiliates, as the case may be, of Tenant shall have acquired any ownership interest in Tenant.

“Notice Period” shall have the meaning set forth in Section 27.2 hereof.

“One Wall Street Building” shall mean all buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon, and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, situated on and including the land commonly known by the address One Wall Street, New York, NY.

“101 Barclay Building” shall mean all buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon, and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, situated on and including the land commonly known by the address of 101 Barclay Street, New York, NY.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a limited liability company, a corporation and any other form of business or legal association or entity.

“Premises” shall mean the land particularly described in Exhibit A together with all improvements thereon including the Building Systems and Buildings commonly known as 101 Barclay Street, New York, NY and One Wall Street, New York, NY.

“Real Estate Lease” shall mean this Real Estate Lease together with all exhibits and schedules annexed hereto and made a part hereof, as the same may be amended from time to time.

“Real Estate Tax Account” shall have the meaning given to such term in Section 27.1.

“Real Estate Tax Account Funding Date” shall have the meaning given to such term in Section 27.1.

“Rental” shall mean and be deemed to include the Fixed Rent and all Additional Rent.

Real Estate Lease

“Requirements” shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments, agencies and bureaus, having the force of law affecting the Premises or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Premises or any portion thereof.

“Rules and Regulations” shall mean the rules and regulations annexed hereto and made a part hereof as Schedule 1, and such other and further reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt, on such notice to be given as Landlord may elect, subject to Tenant’s right to dispute the reasonableness thereof as provided in Article 8 hereof.

“Severable Alterations” shall mean non-structural modifications or alterations that can be removed from the subject property without causing any material damage to such property and which are not mandated to be part of the subject property pursuant to any Requirement.

“SNDA” shall mean a subordination, nondisturbance and attornment agreement, in recordable form, which provides for all terms set forth in Section 37.1 hereof and is in commercially reasonable form.

“SNDA-Eligible Sublease” shall mean a written sublease that Tenant enters into in good faith that meets the following criteria: (i) the configuration of the subleased space is commercially reasonable; (ii) any “free rent” or rent abatement periods are commercially reasonable; (iii) the sublease rent and escalations are commercially reasonable; and (iv) the sublease does not violate the express terms of this Real Estate Lease.

“Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Premises (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Premises, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Premises, and (iii) any taxes or assessments levied after the Effective Date in whole or in part for public benefits to the Premises, including, without limitation, any Business Improvement District taxes and assessments and any commercial rent occupancy taxes) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord’s sole asset were the Premises. With respect to any tax year, all reasonable and customary expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such tax year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Landlord’s income, (x)

Real Estate Lease

franchise taxes, (y) estate or inheritance taxes (z) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

“Tenant” shall mean Fructibail Invest, a French société civile having its registered office at 115, rue Montmartre, 75002 Paris and registered under number 485 307 904 R.C.S. with the Registre du commerce et des sociétés of Paris.

“Tenant Indemnitees” shall mean Tenant, the principals comprising Tenant and its and their direct or indirect partners, members, shareholders, officers, directors, employees and contractors.

“Tenant-Paid Taxes” shall mean all Taxes assessed or charged against the Premises to the extent payable during the Term. Anything contained herein to the contrary notwithstanding, Tenant-Paid Taxes shall not be deemed to include (w) any taxes on Landlord’s income, (x) franchise taxes, (y) estate or inheritance taxes or (z) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Tenant-Paid Taxes.

“Tenant’s Property” shall have the meaning set forth in Section 3.1 (B) hereof.

“Tenant Termination Event” shall have the meaning set forth in Section 16.2.

“Term” shall mean a term which shall commence on the Effective Date and shall expire on the Expiration Date.

“Transaction Document” shall mean this Real Estate Lease and any other document designated as a Transaction Document by the Landlord, the Tenant or their respective Affiliates in connection with the transactions contemplated hereby or in respect of the Premises.

“Treaty” shall mean the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed August 31, 1994, as amended by any applicable protocol, or any successor treaty.

“Unavoidable Delays” shall have the meaning set forth in Article 25 hereof.

“Voting Stock” shall mean the capital stock or other ownership interests having ordinary voting power under ordinary circumstances for the election of directors (or the equivalent) of the subject corporation, association or other entity.

“Withholding Tax” shall mean any tax imposed by means of withholding or deduction, including any interest or penalties relating to such tax.

WITNESSETH:

WHEREAS, Landlord is the owner of the Premises, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord, on the terms and conditions set forth herein.

Real Estate Lease

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the rental payments to be made hereunder, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

ARTICLE 1: DEMISE, PREMISES, TERM, RENT

Section 1.1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises upon all of the terms set forth in this Real Estate Lease, for the Term to commence on March 3, 2006 (the “Effective Date”) and to expire at 5:00 P.M., Eastern Time on March 3, 2031 (the “Fixed Expiration Date”).

Section 1.2. From and after the Effective Date, the base rent for the Premises (the “Fixed Rent”) for the entire Term under this Real Estate Lease shall be an aggregate amount equal to Four Hundred Thirty Five Million Eight Hundred Thousand Euros (€435,800,000) corresponding to the amounts set forth in Exhibit E and payable no later than 9:00 A.M. Eastern Time on the Effective Date. The Fixed Rent shall be allocated, for purposes of Articles 10 and 11, as follows: €236,850,000 shall be allocable to the One Wall Street Building and €198,950,000 shall be allocable to the 101 Barclay Building. Tenant shall pay all Additional Rent when due and owing hereunder.

ARTICLE 2: USE AND OCCUPANCY

The Premises shall be used and occupied for general office purposes and for any other purpose permitted by the certificates of occupancy affecting the Premises as from time to time amended.

ARTICLE 3: ALTERATIONS

Section 3.1. (1) Prior to making any Alterations which either affect the Building Systems or are estimated to cost in excess of $2,500,000, Tenant shall (i) submit to Landlord plans and specifications (including architectural, mechanical and structural drawings) for each such proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications and (ii) obtain all permits, approvals and certificates required by any Governmental Authorities to make such Alterations, it being agreed that any such Alterations as well as the cost to obtain such permits, approvals and certificates shall be made at Tenant’s expense. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor, if any, as approved by the Landlord, all Requirements and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien, encumbrance and chattel mortgage or title retention or security agreement.

Real Estate Lease

(2) Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord’s architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration shall be solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof, or otherwise.

(B) All Tenant’s Property installed by Tenant and all Severable Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant. Tenant, on or prior to the Expiration Date, shall remove from the Premises, at Tenant’s sole cost and expense, all of Tenant’s movable fixtures and movable partitions, telephone and other equipment, all equipment installed heretofore or hereafter by Tenant in connection with the operation of its business, if any, including without limitation, computers, screens, trading stations, and wiring installed by Tenant, and all other equipment, furniture, furnishings, decorations and other items of personal property heretofore or hereafter installed by Tenant (collectively, “Tenant’s Property”, it being understood, for the avoidance of doubt, that “Tenant’s Property” shall not include any non-Severable Alterations), and shall repair and restore in good and worker like manner to good condition any damage to the Premises or the Buildings caused by such removal. Tenant’s Property shall not include any property of any subtenants of all or any part of the Premises.

(C) (1) All Alterations shall be performed, at Tenant’s sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord in its sole discretion. Prior to making an Alteration that is a Severable Alteration, at Tenant’s request, Landlord shall furnish Tenant with a list of contractors who charge commercially competitive rates and who may perform Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list with respect to such Severable Alteration, Tenant shall not be required to obtain Landlord’s consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, and (b) commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from the list. Any Alteration that is a non-Severable Alteration shall be subject to Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.

(2) Notwithstanding the foregoing, with respect to any Severable Alteration affecting any Building System, (i) Tenant shall select a contractor from a list of approved contractors furnished by Landlord to Tenant (containing least three contractors who charge commercially competitive rates) and (ii) such Severable Alteration shall, at Tenant’s cost and expense, be designed by Tenant’s consultants and approved by Landlord in its sole discretion.

Section 3.2. Tenant shall pay to Landlord from time to time in connection with the performance of any Alterations, no later than thirty (30) days after demand therefor, as additional rent, a fee equal to the commercially competitive rate charged by a third party independent licensed architect or engineer, chosen by Landlord, to review the plans and specifications, if any, for such Alterations.

Real Estate Lease

Section 3.3. Upon the request of Tenant, Landlord, at Tenant’s cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys’ fees and disbursements, or suffer any liability in connection therewith.

ARTICLE 4: REPAIRS-FLOOR LOAD

Section 4.1. Landlord at its sole expense shall operate, maintain and make, or cause to be operated, maintained and made, all necessary repairs (both structural and nonstructural) to the Building Systems to keep the same in good condition and repair, normal wear and tear excepted.

Section 4.2. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by Requirements. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in this Real Estate Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Premises.

Section 4.3. Landlord shall use its reasonable efforts to minimize interference with Tenant’s and Tenant’s subtenants’ use and occupancy of the Premises in making any repairs, alterations, additions or improvements.

ARTICLE 5: CERTAIN LANDLORD RIGHTS

Section 5.1. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property resulting from fire or other casualty, nor shall Landlord or its agents be liable for any such injury (or death) to persons or damage caused by other tenants or persons in the Buildings or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any injury (or death) to persons or damage to property improvements resulting from any latent defect in the Buildings (provided that the foregoing shall not relieve Landlord from its obligations, if any, to repair such latent defect pursuant to the provisions of Article 4 hereof).

Section 5.2. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, or any of such windows are permanently closed, darkened or

Real Estate Lease

bricked-up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of any item of the Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, then, unless Tenant is required pursuant to this Real Estate Lease to perform the repairs, maintenance, alterations, or improvements, or to comply with the Requirements, which resulted in such windows being closed, darkened or bricked-up, Landlord shall perform, or cause to be performed, such repairs, maintenance, alterations or improvements to the extent required by applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened or bricked-up.

ARTICLE 6: REQUIREMENTS OF LAW

Tenant and Landlord shall comply with all Requirements applicable to the use, ownership and maintenance of the Premises, including, without limitation, those applicable to the Tenant’s making of any Alterations therein or Landlord’s repairs thereto or the result of the making thereof. Neither Tenant nor Landlord shall do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard “all-risk” insurance policy; nor shall Tenant or Landlord do anything in the Premises, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, or other authority having jurisdiction.

ARTICLE 7: ENCUMBRANCES

Section 7.1. There shall be no restriction on Landlord’s right to amend or modify any encumbrance existing with respect to the Premises on the date hereof but Landlord shall not further encumber, mortgage, pledge or hypothecate the Premises during the Term; provided, that any such amendment or modification of an existing encumbrance which may have a material adverse effect on the use or occupancy of the Premises shall require the prior consent of the Tenant. Any mechanics lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Landlord shall be discharged or bonded over by Landlord no later than thirty (30) days after Landlord shall have received notice thereof. Any lien filed against the Premises for non-payment of Taxes (other than Tenant-Paid Taxes) shall be discharged by Landlord no later than thirty (30) days after Landlord shall have received notice thereof. Any mechanics lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant no later than thirty (30) days after Tenant shall have received notice thereof. Any lien filed against the Premises as a result of non-payment of Tenant-Paid Taxes, that has not been contested, shall be discharged by Tenant no later than thirty (30) days after Tenant shall have received notice thereof.

Section 7.2. Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Premises

Real Estate Lease

including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Premises, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Real Estate Lease shall be subject and subordinate to any declaration of restrictions or any other document of similar nature and purpose now affecting the Premises. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request in a form consented to by Tenant (such consent not to be unreasonably withheld).

ARTICLE 8: RULES AND REGULATIONS

Landlord and Tenant and each of their respective contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Tenant shall have the right to dispute the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the AAA. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord no later than thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule Regulation. Nothing contained in this Real Estate Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. If any conflict or inconsistency exists between the Rules and Regulations and the provisions of this Real Estate Lease, then the provisions of this Real Estate Lease shall control.

ARTICLE 9: INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 9.1. Tenant shall obtain and keep in full force and effect (i) an “all risk” insurance policy for Tenant’s Property and all Alterations made by Tenant or on behalf of Tenant (whether before or after the Effective Date) in connection with Tenant’s operations at the Premises in an amount equal to one hundred percent (100%) of the replacement value thereof, and (ii) a policy of commercial general liability (the “Liability Policy”), with a broad form contractual liability endorsement which provides, on an occurrence basis, a minimum combined single limit of no less than $5,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy). Tenant shall be named as the loss payee under the insurance policy required by Section 9.1(i) above with respect to all Tenant’s Property and Alterations other than non-Severable Alterations. Landlord shall be named as loss payee with respect to all non-Severable Alterations. Tenant, Landlord, Landlord’s managing agent and Landlord’s agents (whose names shall have been furnished to Tenant) shall all be named as insured parties, as their respective interests may appear, with respect to the Liability Policy. Such Liability Policy shall include a provision under which the insurer agrees to indemnify, defend and hold Landlord,

Real Estate Lease

Landlord’s managing agent and Landlord’s agents harmless from and against, subject to the limits of liability set forth in this Section 9.1, all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages mentioned in Article 34. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained and (b) each policy shall be non-cancelable with respect to Landlord, Landlord’s managing agent and Landlord’s agents (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days’ prior written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insured hereunder a copy of such notice. The minimum amounts of liability under the Liability Policy shall be a combined single limit with respect to each occurrence in an amount of $5,000,000 for injury (or death) to persons and damage to property, which amount shall be increased from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by prudent landlords of institutional first class buildings in New York City. All insurance required to be carried by Tenant pursuant to the terms of this Real Estate Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of “A” and a financial rating of at least “XIII”.

Section 9.2. Landlord or its Affiliate shall obtain and keep, or cause to be obtained and kept, in full force and effect insurance against loss or damage by fire and other casualty to the Buildings, including the Alterations (but exclusive of Tenant’s Property and any Alterations made by Tenant or on behalf of Tenant (whether before or after the Effective Date) in connection with Tenant’s operations), as may insurable under then available standard forms of “all-risk” insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount determined by Landlord. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to insure, replace or restore any Alterations. If requested by Landlord, Tenant shall cooperate with Landlord and Landlord’s insurance companies in the adjustment of any claims for any damage to the Building or such Alterations. Landlord shall be loss payee under the insurance policies required by this Section 9.2.

Section 9.3. Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

Section 9.4. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant’s Property.

Real Estate Lease

Section 9.5. Tenant shall not obtain any property insurance (under policies required to be maintained pursuant to clause (i) of Section 9.1 or otherwise) that covers the property that is covered by the policies required to be maintained by Landlord pursuant to Section 9.2.

Section 9.6. Landlord shall have the right from time to time to obtain insurance coverage for the Premises which differs from the insurance coverage required by this Article 9. Tenant shall have the right to request a description of insurance coverage pertaining to the Premises from Landlord on an annual basis.

ARTICLE 10: DESTRUCTION BY FIRE OR OTHER CAUSE

Section 10.1. If either of the Buildings shall be damaged by fire or other casualty, the damage (with such modifications as shall be required in order to comply with Requirements) shall, so long as neither Landlord nor Tenant has exercised any right it may have to terminate this Real Estate Lease pursuant to Section 10.2, be diligently repaired or cause to be repaired by and at the expense of Landlord to substantially the condition prior to the damage or as Landlord shall otherwise decide and as is otherwise permitted by any subleases. Landlord shall use its reasonable efforts to minimize interference with Tenant’s use and occupancy in making any repairs pursuant to this section.

Section 10.2. Anything contained in Section 10.1 hereof to the contrary notwithstanding, if more than twenty-five percent (25%) of the rentable area of either of the Buildings (or such lesser portion of either of the Buildings as may in Landlord’s judgment cause the affected Building to be uneconomic to rebuild) shall be damaged by fire or other casualty, then Landlord, at Landlord’s option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Real Estate Lease with respect to both Buildings. If more than twenty-five percent (25%) of the rentable area of either of the Buildings shall be damaged by fire or other casualty, then Tenant, at Tenant’s option, may, not later than ninety (90) days following the damage, give Landlord a notice in writing terminating this Real Estate Lease with respect to both Buildings. If either Landlord or Tenant elect to terminate this Real Estate Lease, such election shall be made by delivering notice thereof in the form of Exhibit C attached hereto and made a part hereof, the Term shall expire on the tenth (10th) Business Day after notice is given to the other party, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. In connection with the termination of this Real Estate Lease under the conditions provided for in this Section 10.2, Landlord shall pay the Early Termination Amount applicable to the Premises to Tenant on the tenth (10th) Business Day after such notice is given. The receipt by Tenant of the Early Termination Amount in the manner provided in Section 38.11 hereof is a condition precedent to the effective termination of this Real Estate Lease.

Section 10.3. (A) Notwithstanding the foregoing, if either of the Buildings shall be substantially damaged during the last year of the Term, Landlord may elect by notice, given no later than thirty (30) days after the occurrence of such damage, to terminate this Real Estate Lease and, if Landlord makes such election, the Term shall expire on the tenth (10th) Business Day after notice of such election is given by Landlord and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Landlord

Real Estate Lease

shall pay the applicable Early Termination Amount to Tenant on the tenth (10th) Business Day after such notice given. The receipt by Tenant of the Early Termination Amount in the manner provided in Section 38.11 hereof is a condition precedent to the effective termination of this Real Estate Lease pursuant to this paragraph.

(B) Notwithstanding the foregoing, if either of the Buildings shall be substantially damaged during the last year of the Term, Tenant may elect by notice, given no later than thirty (30) days after the occurrence of such damage, to terminate this Real Estate Lease and, if Tenant makes such election, the Term shall expire on the tenth (10th) Business Day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Landlord shall pay the applicable Early Termination Amount to Tenant on the tenth (10th) Business Day after such notice is given. The receipt by Tenant of the Early Termination Amount in the manner provided in Section 38.11 hereof is a condition precedent to the effective termination of this Real Estate Lease pursuant to this paragraph.

Section 10.4. This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Buildings by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

ARTICLE 11: EMINENT DOMAIN

Section 11.1. If the whole of either of the Buildings shall be acquired or condemned for any public or quasi-public use or purpose, this Real Estate Lease and the Term shall end with respect to both Buildings as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of a Building shall be so acquired or condemned then, (i) except as provided in clause (ii) of this Section 11.1, this Real Estate Lease and the Term shall continue in force and effect; (ii) if (a) the part of the Building so acquired or condemned shall contain more than ten percent (10%) the total area of the affected Building immediately prior to such acquisition or condemnation, or (b) by reason of such acquisition or condemnation, Landlord deems it uneconomic in its judgment to restore the affected Building, or (c) Tenant no longer has reasonable means of access to the affected Building or (d) Landlord or Tenant reasonably shall determine the remainder of the affected Building is unsuitable for the business conducted therein, Landlord or Tenant, at their option, may give to the other, no later than sixty (60) days next following the date upon which either party shall have received notice of the proposed condemnation or acquisition, thirty (30) days’ notice of termination with respect to both Buildings in the form of Exhibit C. If any such notice of termination is given by Landlord or Tenant, Landlord shall pay the applicable Early Termination Amount to Tenant on the thirtieth (30th) day after such notice is given. The receipt by Tenant of the Early Termination Amount in the manner provided in Section 38.11 hereof is a condition precedent to the effective termination of this Real Estate Lease. If a part of a Building shall be so acquired or condemned, and if neither party elects to terminate this Real Estate Lease pursuant to the foregoing provisions of this Section 11.1, Landlord, at Landlord’s expense, shall restore or cause to be

Real Estate Lease

restored that part of the affected building not so acquired or condemned and the Rental payable under this Real Estate Lease shall not be reduced by reason thereof.

Section 11.2. In the event of any such acquisition or condemnation of all or any part of a Building, Landlord shall be entitled to receive the award for any such acquisition or condemnation; provided that, if Landlord shall fail to pay the relevant Early Termination Amount on the due date thereof, Landlord’s right to receive any such award up to an amount equal to any Early Termination Amount then due and payable shall be deemed to be assigned to Tenant and any such assignment shall be deemed to be effective on the Effective Date.

Section 11.3. If the whole or any part of a Building shall be condemned temporarily during the Term for any public or quasi-public use or purpose, the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use.

ARTICLE 12: ASSIGNMENT AND SUBLETTING

Section 12.1. Landlord agrees that it shall not assign its interest in this Real Estate Lease except to an Affiliate other than any Affiliate that is then subleasing all or any portion of the Premises following (i) not less than thirty (30) days’ notice to Tenant of the transfer and the transferee and (ii) confirmation in writing from BNY that such transfer will not reduce or in any way affect the BNY Guarantee. Tenant agrees that it shall not assign its interest in this Real Estate Lease. Landlord agrees that subleases of the Premises or assignments by Tenant of its interests in the Assigned Leases shall not be construed as assignments of the Tenant’s interest in this Real Estate Lease for the purposes of this provision. Landlord agrees that transfers of beneficial ownership interests in Tenant shall not be construed as assignments of the Tenant’s interest in this Real Estate Lease for the purposes of this provision, so long as the NBP Guarantee remains in full force and effect. Tenant agrees that transfers of beneficial ownership interests in Landlord shall not be construed as assignments of Landlord’s interest in this Real Estate Lease for the purposes of this provision so long as the BNY Guarantee remains in full force and effect. Any purported assignment in violation of this Section 12.1 shall be null and void.

Section 12.2. Tenant shall have the unrestricted right to sublease the Premises or portions thereof to one or more subtenants; provided, however, that no such sublease shall relieve Tenant of any obligations hereunder.

ARTICLE 13: ELECTRICITY

Section 13.1. Landlord shall contract for the provision of electricity to the Premises and shall pay the costs thereof directly to the public utility company providing such service. The Rental paid by Tenant shall include all electricity costs and Tenant shall not be obligated to pay Landlord separately for such costs.

Real Estate Lease

ARTICLE 14: ACCESS TO PREMISES

Section 14.1. Tenant shall permit Landlord and its agents, representatives, contractors and employees and public utilities servicing the Premises to enter the Premises on Business Days during business hours upon reasonable notice to Tenant for the purpose of (i) inspecting the same, (ii) complying with any Requirements, and (iii) making any necessary repairs thereto. Notwithstanding anything to the contrary contained in this Section 14.1, provided that Landlord gives Tenant as much notice as is practicable under the circumstances, Landlord and its agents, representatives, contractors and employees and public utilities servicing the Premises shall have the right to enter the Premises at any time in the event of an emergency to make any necessary repairs.

Section 14.2. During the twelve (12) month period prior to the Expiration Date, Landlord may exhibit the Premises to prospective tenants thereof.

ARTICLE 15: CERTIFICATE OF OCCUPANCY

Neither Landlord nor Tenant shall, at any time, use or occupy the Premises in violation of the certificates of occupancy at such time issued for the Premises or for the Buildings and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant or Landlord, as the case may be, upon written notice from any Governmental Authority, shall immediately discontinue such use of the Premises.

ARTICLE 16: TERMINATION EVENTS

Section 16.1. Each of the following events shall be a “Landlord Termination Event”:

(A) If Tenant or any Affiliate of Tenant shall breach any representation or warranty given hereunder or in any Transaction Document in any material respect or shall default in fulfilling any of the material covenants of this Real Estate Lease or any Transaction Document and such default shall continue for thirty (30) days after notice of such default is given to Tenant or such Affiliate, as the case may be; provided that if such default shall be of such a nature that the same cannot with due diligence be cured or remedied within said thirty (30) day period, and if Tenant or such Affiliate shall have diligently commenced curing such default within such thirty (30) day period, and shall thereafter with due diligence and in good faith proceed to remedy or cure such default, Tenant or such Affiliate shall have up to an additional one hundred twenty (120) days to cure such default (other than the covenants for the payment of Rental which are covered in (B) below);

(B) If Tenant or any Affiliate of Tenant shall default in the payment when due of any installment of any item of Rental or other amount due under any other Transaction Document and such default shall continue for ten (10) Business Days after notice of such default is given to Tenant or such Affiliate, as the case may be.

Real Estate Lease

(C) If there shall be any adverse Change of Law or any adverse change in the accounting treatment of the transaction evidenced by this Real Estate Lease to Landlord or any Affiliate of Landlord, as supported by an opinion of counsel from a law firm of international standing or, in the case of accounting treatment, by an accounting firm of international standing, upon not less than thirty (30) days’ notice of same Tenant;

(D) Upon the bankruptcy, insolvency or other similar event of Tenant, NBP or any holder of an equity interest in Tenant;

(E) If a NBP Sub Change of Control shall occur, upon ten (10) Business Days’ notice by Landlord to Tenant; or

(F) If indemnities pursuant to Sections 39.2 and 39.3 in the aggregate during the Term are required to be made in excess of $100,000.

Section 16.2. Each of the following events shall be a “Tenant Termination Event”:

(A) If the Landlord or any Affiliate of Landlord shall breach any representation or warranty given hereunder or in any Transaction Document or shall default in fulfilling any of the covenants of this Real Estate Lease or any Transaction Document and such breach or default shall continue for thirty (30) days after notice of such default is given to Landlord or such Affiliate, as the case may be; provided that if such default shall be of such a nature that the same cannot with due diligence be cured or remedied within said thirty (30) day period, and if Landlord or such Affiliate shall have diligently commenced curing such default within such thirty (30) day period, and shall thereafter with due diligence and in good faith proceed to remedy or cure such default, Landlord or such Affiliate shall have up to an additional one hundred twenty (120) days to cure such default (other than the covenants for payment which are covered in (C) below);

(B) If there shall be any adverse Change of Law or any adverse change in the accounting treatment of the transaction evidenced by this Real Estate Lease to Tenant or any Affiliate of Tenant, as supported by an opinion of counsel from a law firm of international standing, or in the case of accounting treatment, by an accounting firm of international standing, upon not less than thirty (30) days’ notice of same to Landlord;

(C) If Landlord or any Affiliate of Landlord shall default in the payment when due of any amount due under any Transaction Document and such default shall continue for ten (10) Business Days after notice of such default is given to Landlord or such Affiliate, as the case may be.

(D) Upon the bankruptcy, insolvency or other similar event of any member of the BNY Group;

(E) If a BNY Change of Control shall occur, upon ten (10) Business Days’ notice by Tenant to Landlord;

(F) If 100% of the shares of stock in Landlord are not held directly or indirectly by BNY;

(G) Upon delivery of a termination notice given by Tenant to Landlord pursuant to Section 27.2;

(H) At any time after the second anniversary of the Effective Date, in Tenant’s discretion, upon not less than thirty (30) days’ notice of same to Landlord;

Real Estate Lease

(I) If the Landlord shall take a position that is inconsistent with an IRS Form W-8BEN provided by Tenant pursuant to Section 39.1(A) hereof, upon not less than thirty (30) days notice of the same to Landlord; or

(J) If indemnities pursuant to Sections 39.2 and 39.3 in the aggregate during the Term are required to be made in excess of $100,000.

ARTICLE 17: TERMINATION

Section 17.1. If a Landlord Termination Event exists, Landlord shall have the right, and if a Tenant Termination Event exists Tenant shall have the right, to serve a written five (5) days’ notice of cancellation of this Real Estate Lease upon the other, and upon the expiration of said five (5) days, this Real Estate Lease and the Term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the Fixed Expiration Date and, upon receipt by Tenant of the applicable Early Termination Amount in the manner provided in Section 38.11 hereof, Tenant shall then quit and surrender the Premises to Landlord. For the sake of clarity, this Real Estate Lease shall not terminate until the Early Termination Amount is paid.

Section 17.2. All payments of the Early Termination Amount under this Real Estate Lease shall be calculated as of the date such payment is made. Landlord, in its discretion, may upon notice to Tenant assign its obligation to pay the Early Termination Amount to an Affiliate. Any such assignment to an Affiliate shall not release Landlord from its obligation to pay the Early Termination Amount; provided that following Tenant’s receipt of notice of such assignment, Tenant shall take all reasonable measures to obtain payment of the Early Termination Amount first from such assignee prior to seeking payment of the Early Termination Amount from Landlord. Upon payment of the applicable Early Termination Amount and the termination of the entirety of this Real Estate Lease pursuant to any applicable provision of this Real Estate Lease, neither party hereto shall have any further obligation to the other party or rights or remedies against the other or its property under this Real Estate Lease except as to claims for indemnification as provided in the Transaction Documents for matters relating to periods prior to the termination of this Real Estate Lease, which claims are expressly stated herein to survive the termination of this Real Estate Lease. If Landlord shall fail to pay the Early Termination Amount when due, the unpaid Early Termination Amount shall bear interest at the Default Rate from and including the date due to but excluding the date paid by Landlord to Tenant.

ARTICLE 18: FEES AND EXPENSES

If Landlord or Tenant shall be in default beyond any applicable grace periods under this Real Estate Lease, Landlord or Tenant, as the case may be, may make, or cause to be made, any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord or Landlord to Tenant, as the case may be, no later than twenty (20)

Real Estate Lease

days following the rendition of any bill or statement to Tenant or Landlord, as the case may be, therefor and if the Term shall have expired at the time of the making of such expenditures or the incurring of such obligations, such sums shall be recoverable by Landlord or Tenant, as the case may be, as damages. If Tenant shall fail to pay or cause to be paid when due any item or component of Tenant-Paid Taxes (including any interest or penalties thereon), Landlord may effect payment of the same, and such amounts shall be deemed to be additional rent hereunder and shall be paid or caused to be paid by Tenant to Landlord no later than twenty (20) days following the rendition of any bill or statement to Tenant therefor, and if the Term shall have expired at the time of making such payment, such sums shall be recoverable by Landlord as damages. Amounts payable by Landlord or Tenant pursuant to this Article 18 shall bear interest at the Default Rate if not paid when due, from and including the due date to but excluding the date paid by Tenant to Landlord or Landlord to Tenant, as the case may be. This Article 18 shall survive any termination of this Real Estate Lease.

ARTICLE 19: NO REPRESENTATIONS BY LANDLORD

Landlord and Landlord’s agents and representatives have made no representations or promises with respect to the Premises except as expressly set forth herein. Tenant acknowledges that it is fully familiar with the condition of the Premises, and agrees to take the same in their condition “as is” as of the date hereof, and Landlord shall have no obligation to alter, improve, decorate, repair or prepare any portion of the Premises for Tenant’s occupancy.

ARTICLE 20: END OF TERM

Upon the expiration or other termination of this Real Estate Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Real Estate Lease excepted. If the last day of the Term falls on a day other than a Business Day, this Real Estate Lease shall expire on the Business Day immediately preceding.

ARTICLE 21: QUIET ENJOYMENT

Until such time as this Real Estate Lease is terminated, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Real Estate Lease.

ARTICLE 22: ASSIGNED LEASES

The Premises demised to Tenant under this Real Estate Lease are leased subject to the Assigned Leases and the rights of the tenants thereunder. Landlord hereby assigns to Tenant all of Landlord’s interest in the Assigned Leases, including all of Landlord’s rights to receive rent and other payments thereunder during the Term, and Tenant agrees to perform all of Landlord’s obligations under the Assigned Leases during the Term.

Real Estate Lease

ARTICLE 23: NO WAIVER

The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Real Estate Lease, shall not be deemed a waiver of such breach or prevent a subsequent act which would have originally constituted a Landlord Termination Event, a Tenant Termination Event or a violation of the provisions of this Real Estate Lease, as applicable, from having all of the force and effect of an original occurrence of a Landlord Termination Event, Tenant Termination Event or violation of the provisions of this Real Estate Lease, as applicable. The receipt by Landlord or payment by Tenant of any item of Rental with knowledge of the breach of any covenant of this Real Estate Lease shall not be deemed a waiver of such breach. No provision of this Real Estate Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver is in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the item of Rental herein stipulated shall be deemed to be other than on account of the item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as an item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such item of Rental or to pursue any other remedy provided in this Real Estate Lease.

ARTICLE 24: WAIVER OF TRIAL BY JURY

The respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Real Estate Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 25: INABILITY TO PERFORM

Section 25.1. This Real Estate Lease and the obligation of Tenant to pay the Rental hereunder and perform, or cause to be performed, all of the other covenants and agreements hereunder on the part of Tenant to be performed, or cause to be performed, shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Real Estate Lease expressly or impliedly to be performed, or cause to be performed, by Landlord or because Landlord is unable to make, or cause to be made, or is delayed in making, or cause to be made, any repairs, additions, alterations, improvements or is unable to supply, or cause to be supplied, or is delayed in supplying, or in causing to be supplied, any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever beyond Landlord’s control, including, but not limited to,

Real Estate Lease

laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of failure of the HVAC, electrical, plumbing, or other Building Systems in the Building, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delays”). Notwithstanding the foregoing, if during any time period Landlord is unable to fulfill, or cause to be fulfilled, any of its obligations under this Real Estate Lease as aforesaid, Tenant shall, by reason thereof, be unable to perform, or shall be prevented from performing, any covenant or agreement on its part to be performed, such nonperformance shall not be deemed a default by Tenant or a Landlord Termination Event under this Real Estate Lease.

Section 25.2. This Real Estate Lease and the obligation of Landlord to perform or cause to be performed all of the covenants and agreements hereunder on the part of Landlord to be performed or caused to be performed shall in no way be affected, impaired or excused because Tenant is unable to fulfill or cause to be fulfilled any of its obligations under this Real Estate Lease expressly or impliedly to be performed by Tenant because Tenant is prevented or delayed from doing so by reason of Unavoidable Delays. Notwithstanding the foregoing, if during any time period Tenant is unable to fulfill or cause to be fulfilled any of its obligations under this Real Estate Lease as aforesaid and Landlord shall, by reason thereof, be unable to perform or cause to be performed, or shall be prevented from performing or causing to be performed, any covenant or agreement on its part to be performed or caused to be performed, such nonperformance shall not be deemed a default by Landlord or a Tenant Termination Event under this Real Estate Lease.

ARTICLE 26: BILLS AND NOTICES

Any bills (other than tax bills), statements, consents, notices, demands, requests or other communications given or required to be given under this Real Estate Lease shall be in writing and shall be (1) mailed by certified mail, postage prepaid, return receipt requested, or (2) sent by internationally recognized overnight air courier service, or (3) sent by telecopy (provided an identical notice is also sent simultaneously by mail or overnight courier). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

If to Tenant:

Fructibail Invest

115, rue Montmartre

75002 Paris

Facsimile: 011-33 1 58 19 29 15

Attention: Imed Ben Romdhane

Real Estate Lease

with a copy to:

Natexis Banques Populaires – Financial Engineering

45, rue Saint Dominique

75007 Paris

Facsimile: 011-33 1 58 19 33 80

Attention: Negar Madjlessi

with a copy to:

Allen & Overy LLP

Edouard VII

26, boulevard des Capucines

75009 Paris

France

Facsimile: 011-33-(0)1-4006-5454

Attention: Patrice Couterier

and

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Facsimile: (212) 610-6399

Attention: Kevin O’Shea

If to Landlord, to each of:

The Bank of New York

One Wall Street – 32nd Floor

New York, NY 10286

Attention: Corporate Treasury and Tax

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, NY 10019

Attention: Managing Partner

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of

Real Estate Lease

notice. With respect to each party, notices shall be deemed given upon receipt by each of the parties designated by such party above (other than its outside legal counsel), with failure to accept delivery constituting delivery for this purpose. Any notices received after 5:00 p.m. Eastern Standard Time on a Business Day shall be deemed delivered on the following Business Day. Any party hereto may change the addresses for notices set forth above by giving at least ten (10) days’ prior notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

ARTICLE 27: OPERATING EXPENSES AND TAXES

Section 27.1. Landlord shall pay, or cause to be paid, all costs of operating the Premises, except for Tenant-Paid Taxes. To ensure the payment of Tenant-Paid Taxes, Tenant will open an account with The Bank of New York (the “Real Estate Tax Account”) into which Tenant shall deposit, or shall cause to be deposited, the amount of Tenant-Paid Taxes next coming due not later than ten (10) days prior to the date such Taxes are due (the “Real Estate Tax Account Funding Date”). If the Tenant-Paid Taxes are not deposited into the Real Estate Tax Account by the Real Estate Tax Account Funding Date then, upon notice from Landlord, Landlord shall have the right to pay Tenant-Paid Taxes directly and such costs (together with any default interest or penalties due in connection therewith) shall be reimbursed by Tenant as Additional Rent upon demand by Landlord together with invoices therefor and, if not reimbursed within thirty (30) days, Landlord shall have the right to set off the amount of such reimbursement against any payments due to Tenant under this Real Estate Lease. If the Tenant-Paid Taxes are deposited into the Real Estate Tax Account by the Real Estate Tax Account Funding Date, Landlord shall deliver a notice to Tenant on such date requesting payment of the Tenant-Paid Taxes and, if Tenant fails to disburse the Tenant-Paid Taxes to the taxing authority as directed by Landlord in its notice, Landlord shall have the right to withdraw the Tenant-Paid Taxes from the Real Estate Tax Account without further notice to Tenant to pay the taxing authority. Amounts payable by Landlord or Tenant pursuant to this Article 27 shall bear interest at the Default Rate if not paid when due, from and including the due date to but excluding the date paid by the responsible party.

With respect to the payment of Tenant-Paid Taxes, Landlord shall have the exclusive right to contest the Tenant-Paid Taxes, and Tenant shall execute all forms from the taxing authorities reasonably requested, and shall cooperate with the reasonable requests of Landlord, required to authorize any such contest.

Section 27.2. (A) Notwithstanding the provisions of Section 27.1, Landlord may at any time after the second anniversary of the Effective Date discontinue, or cause to be discontinued, the payment of all of the costs of operating the Premises if Landlord shall give not less than thirty (30) days’ notice to Tenant (“Notice Period”).

(B) Tenant shall have until the end of the Notice Period to notify Landlord of its intent to assume responsibility for the payment of such costs of operating the Premises (whether or not otherwise paid or payable) or, alternatively, of its intent to terminate this Real Estate Lease. If Tenant shall fail to notify Landlord of its intent prior to the end of the Notice Period, such failure shall be deemed to be the giving of notice by Tenant of its intent to terminate

Real Estate Lease

this Real Estate Lease. Should Tenant’s notice state that Tenant shall assume responsibility for the payment of such costs of operating the Premises, then Tenant shall be obligated, commencing as of the end of the Notice Period, to pay all such expenses (whether or not otherwise paid or payable). Should Tenant’s notice state that Tenant shall not assume responsibility for the payment of such costs, or should no notice have been received by Landlord as aforesaid, then this Real Estate Lease shall terminate on the fifteenth (15th) day following the end of the Notice Period upon payment of the applicable Early Termination Amount. On the expiration of such 15 day period, Landlord shall pay to Tenant the Early Termination Amount. The receipt by Tenant of the Early Termination Amount in the manner provided in Section 38.11 hereof is a condition precedent to such termination.

(C) Unless the Early Termination Amount shall become payable hereunder and shall not have been timely paid when due, Landlord shall have no liability to Tenant for discontinuing the payment of any costs of operating the Premises pursuant to this Section 27.2.

ARTICLE 28: SERVICES

Section 28.1. [Reserved].

Section 28.2. [Reserved].

Section 28.3. Landlord shall provide, or cause to be provided, to the Premises hot and cold water for ordinary drinking, cleaning and lavatory purposes.

Section 28.4. Landlord reserves the right to stop, or cause to be stopped, service of the Building’s HVAC Systems or other building systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC or other building systems when prevented by Unavoidable Delays, or by law, or due to the exercise of its right to stop service as provided in this Article 28. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of the Rental, or relieve Tenant from any of its obligations under this Real Estate Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. If requested by Tenant, Landlord shall cooperate with Tenant to schedule the performance of such repairs, alterations, replacements or improvements at such times so as to minimize the interference with the conduct of Tenant’s business.

Section 28.5. Landlord shall maintain and operate, or cause to be maintained and operated, security systems, and closed circuit television cameras at various locations in or about the Buildings. Landlord, at its sole cost and expense, shall have the right to continue to operate such security systems and, at its option, may install and operate additional security systems.

Section 28.6. Landlord may maintain and operate, or cause to be maintained and operated, a photo identification system for the Buildings.

Real Estate Lease

Section 28.7. Landlord shall provide, or cause to be provided, janitorial services to the Premises in accordance with the cleaning specifications set forth in Schedule 4.

Section 28.8. The cost of all services to be performed or provided by Landlord under this Article 28 shall be at no additional cost to Tenant and are included in the Rental.

ARTICLE 29: SIDEWALK VAULT SPACE

Notwithstanding anything contained in this Real Estate Lease or indicated on any sketch, blueprint or plan, any under sidewalk vaults, vault space or other space outside the boundaries of the Premises are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Premises. All under sidewalk vaults and vault space and all other space outside the boundaries of the Premises which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of the Rental, or relieve Tenant from any of its obligations under this Real Estate Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid, or caused to be paid, by Landlord.

ARTICLE 30: CAPTIONS

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Real Estate Lease nor the intent of any provision thereof.

ARTICLE 31: PARTIES BOUND

The covenants, conditions and agreements contained in this Real Estate Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, to the extent permitted under this Real Estate Lease, their assigns.

ARTICLE 32: GUARANTIES

Contemporaneously with the execution and delivery of this Real Estate Lease by Landlord and Tenant, BNY shall execute and deliver the BNY Guarantee and NBP shall execute and deliver the NBP Guarantee.

ARTICLE 33: BROKER

Each of Tenant and Landlord represents and warrants to the other that it has not dealt with any broker, finder, or like agent in connection with this Real Estate Lease. Tenant does hereby indemnify and hold Landlord harmless of and from all loss, costs, damages or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim or liability to any broker, finder or like agent who shall claim to have dealt with Tenant in

Real Estate Lease

connection herewith. Landlord does hereby indemnify and hold Tenant harmless of and from all loss, costs, damages or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim or liability to any broker, finder or like agent who shall claim to have dealt with Landlord in connection herewith. The provisions of this Article 33 shall survive the expiration or termination of this Real Estate Lease.

ARTICLE 34: INDEMNITY

Section 34.1. Tenant shall not do or permit any act or thing be done upon the Premises which may subject the Landlord Indemnitees to any liability or responsibility for injury, damage to Persons or property, or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect the Landlord Indemnitees against any such liability. Tenant shall indemnify and save the Landlord Indemnitees harmless from and against (a) all claims of whatever nature against the Landlord Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, in or about the Premises, (b) all claims against the Landlord Indemnitees arising from any accident, injury or damage whatsoever caused to any Person or to the property of any Person and occurring during the Term in or about the Premises, (c) all claims against the Landlord Indemnitees arising from any accident, injury or damage occurring outside of the Premises where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant’s contractors, licensees, agents, servants, employees, invitees or visitors, (d) any breach, violation or non-performance of any covenant, condition or agreement in this Real Estate Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed and (e) any penalties imposed by the relevant taxing authorities for the late payment or non-payment of Taxes as required by Section 27.1. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof (collectively, “Claims”).

Section 34.2. Landlord shall indemnify and save Tenant’s Indemnitees harmless from and against (a) all Claims arising from any breach, violation or non-performance of any covenant, condition or agreement in this Real Estate Lease on the part of Landlord to be fulfilled, kept, observed or performed and (b) all Claims for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or alleged violation of any Environmental Law in any way relating to or arising out of the Premises, except as any of the foregoing may result from the gross negligence or willful misconduct of Tenant’s Indemnitees.

Section 34.3. If any Claim is made or brought against either party, which Claim the other party shall be obligated to indemnify such first party against pursuant to the terms of this Real Estate Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such Claim in the indemnified party’s name, if necessary. The provisions of this Article 34 shall survive the expiration or earlier termination of this Real Estate Lease.

Real Estate Lease

ARTICLE 35: ADJACENT EXCAVATION-SHORING

If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant, upon reasonable advance notice, shall afford to the Person causing or authorized to cause such excavation, a license to enter upon the Premises for the purpose of doing such work as said Person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental.

ARTICLE 36: REPRESENTATIONS AND WARRANTIES

Section 36.1. The execution and delivery of this Real Estate Lease by Tenant has been duly authorized by all necessary corporate or other constitutional action. This Real Estate Lease does not conflict with the Tenant’s governing documents or with any order of any court having jurisdiction over Tenant or its property nor with any contract to which Tenant is a party or by which its property is bound or affected. No consent by any third party is necessary for Tenant to execute and deliver this Real Estate Lease.

Section 36.2. The execution and delivery of this Real Estate Lease by Landlord has been duly authorized by all necessary corporate action. This Real Estate Lease does not conflict with the Landlord’s governing documents nor with any order of any court having, jurisdiction over Landlord or its property nor with any contract to which Landlord is a party or by which its property is bound or affected. No consent by any third party is necessary for Tenant to execute and deliver this Real Estate Lease.

Section 36.3. Neither Landlord, Tenant nor their Affiliates shall directly or indirectly contest the validity of this Real Estate Lease.

ARTICLE 37: NON-DISTURBANCE AND ATTORNMENT

Section 37.1. (A) Landlord covenants and agrees with Tenant for the benefit of each and every subtenant from time to time occupying any part of the Premises or having rights granted to it by Tenant with regard to the Premises pursuant to subleases executed by Tenant after the date hereof, which subtenants shall be third party beneficiaries of this Section 37.1 as it may apply to each of them respectively, that in the event of a termination of this Real Estate Lease, each such subtenant may, so long as it is not then in default under its sublease, continue to occupy its Premises under its pre-existing sublease (which shall thereupon be and be deemed to be a direct lease between Landlord and such subtenant) and enjoy the rights granted to such subtenant in such sublease; provided such subtenant shall then attorn to Landlord (to the extent that such subtenant occupies any part of the Premises) and, if such subtenant’s sublease does not provide for such attornment (and such subtenant occupies any part of the Premises), such subtenant, promptly after the termination of this Real Estate Lease, provides Landlord with a written statement of such subtenant whereby such subtenant attorns to Landlord.

(B) In addition to the provisions of Section 37.1(A) hereof, Landlord covenants and agrees with Tenant that Landlord shall, at the request of Tenant made from time to time, enter into a SNDA with any subtenant that is identified by Tenant and that is a party to a

Real Estate Lease

SNDA-Eligible Sublease, which SNDA shall provide for all terms set forth in this Section 37.1 hereof and be in commercially reasonable form. Landlord shall execute and deliver to Tenant a SNDA or specify in writing its objections thereto no later than twenty (20) calendar days after receipt of the form thereof from Tenant, time being of the essence.

(C) The provisions of this Section 37.1 shall not be applicable to the Assigned Leases or to any sublease of the Premises executed contemporaneously with this Real Estate Lease.

ARTICLE 38: MISCELLANEOUS

Section 38.1. (A) From time to time, no later than thirty (30) days following request by Landlord, Tenant shall deliver to Landlord a written statement executed by Tenant, in form reasonably satisfactory to Landlord and Tenant, stating (i) that this Real Estate Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications) and (ii) whether or not, to the knowledge of Tenant (without investigation), Landlord is in default under this Real Estate Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults.

(B) From time to time, no later than thirty (30) days following request by Tenant, Landlord shall deliver to Tenant a written statement executed by Landlord, in form reasonably satisfactory to Tenant and Landlord, stating (i) that this Real Estate Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications) and (ii) whether or not, to the knowledge of Landlord (without investigation), Tenant is in default under this Real Estate Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults.

Section 38.2. This Real Estate Lease is offered for signature by Tenant and it is understood that this Real Estate Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Real Estate Lease to each other.

Section 38.3. The Affiliates, partners, shareholders, directors, officers and principals, direct and indirect, of Landlord (collectively, the “Landlord Parties”) shall not be liable for the performance of Landlord’s obligations under this Real Estate Lease. Tenant shall look solely to Landlord and to Landlord’s interest in the Premises in enforcing Landlord’s obligations hereunder and shall not seek any damages (including consequential or punitive damages) against any of the Landlord Parties except as provided above in this Section 38.3 and except as provided in the BNY Guarantee.

Section 38.4. Notwithstanding anything contained in this Real Estate Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Real Estate Lease, whether or not expressly denominated as Fixed Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 38.5. Tenant’s liability for all items of Rental that arose during the Term shall survive the Expiration Date.

Real Estate Lease

Section 38.6. Tenant shall not install any signs on the exterior or in the interior of the Premises without the prior approval of Landlord which approval may be given or withheld in the Landlord’s discretion.

Section 38.7. Neither this Real Estate Lease nor any memorandum hereof shall be recorded unless (i) a Tenant Termination Event shall exist under this Real Estate Lease and (ii) Landlord shall fail to pay any Early Termination Amount due hereunder within the period prescribed herein for such payment. A Memorandum of this Real Estate Lease shall be executed by the parties on the date hereof in the Form of Exhibit D and held by Tenant in escrow until the events described in clauses (i) and (ii) of the immediately preceding sentence have occurred, in which event Tenant shall have the right to record such Memorandum and Landlord shall be responsible for the payment of any recording costs, transfer taxes or other out-of-pocket costs and expenses payable in connection with such recording.

Section 38.8. This Real Estate Lease and the Transaction Documents contain the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Real Estate Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

Section 38.9. This Real Estate Lease shall be governed by and construed in accordance with the law of the State of New York including, without limitation, the laws applicable to commercial leases in New York (except to the extent provided to the contrary herein). Each of Landlord and Tenant hereby: (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Real Estate Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of Landlord and Tenant further agrees that any action or proceeding by Tenant against Landlord, or Landlord against Tenant, as the case may be, in respect to any matters arising out of or in any way relating to this Real Estate Lease shall be brought only in the State of New York, County of New York. Tenant hereby appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 as Tenant’s agent who shall be authorized to accept service of process on Tenant’s behalf. The address for service of process on Landlord in the State of New York shall be The Bank of New York, One Wall Street – 10th Floor, New York, NY 10286, Attention: General Counsel. Each of Landlord and Tenant shall have the right to appoint a successor agent upon notice to Landlord or Tenant, as the case may be, but, at all times during the Term, each of Landlord and Tenant shall have a duly authorized agent for service of process in New York State.

Section 38.10. (A) All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Real Estate Lease. Wherever appropriate in this Real Estate Lease, personal

Real Estate Lease

pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Real Estate Lease.

(B) If any term, covenant, condition or provision of this Real Estate Lease, the application thereof to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Real Estate Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(C) All references in this Real Estate Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

Section 38.11. Except for payments of Fixed Rent, any Early Termination Amount and as otherwise specifically noted herein, all payments under this Real Estate Lease shall be made in Dollars. Amounts payable by one party to the other party under this Real Estate Lease shall be paid by wire transfers in immediately available funds in accordance with wire transfer instructions appended hereto as Schedule 5, as such instructions from time to time may be changed by a party upon notice to the other party.

Section 38.12. Tenant agrees to join in the execution of all applications, filings and certificates relating to the Premises or portions thereof which Landlord from time to time during the Term reasonably may request; provided, however that Tenant shall not be required to incur any obligations or assume any liabilities with respect to the same.

Section 38.13. The liability of the parties under this Real Estate Lease shall be limited to direct damages, and neither party shall have any liability for consequential, special or other damages suffered by the other party or by any party claiming through the other party.

Section 38.14. All payments hereunder shall be made on the day when due and payable; provided, that if (i) for any reason or cause outside the control of the party making payment hereunder, an attempted wire transfer of funds shall fail to be completed on such due date or (ii) such due date is not a Business Day, then in either such case, the due date of such payment shall be extended to the next succeeding Business Day, without being subject to any penalties or premiums of any kind; provided further, however, that, in the case of clause (ii) of this Section 38.14, if such extension would cause the due date of such payment to occur in the next following calendar quarter, the due date of such payment shall occur on the immediately preceding Business Day.

ARTICLE 39: WITHHOLDING TAXES

Section 39.1. If any deduction for any Withholding Tax is required by law to be made from any payment due under this agreement, the relevant party making such payment shall make the

Real Estate Lease

required deduction and remit the amount so deducted to the appropriate Governmental Authority. The party making the payment from which the Withholding Tax is required to be deducted shall increase the amount of the payment as may be necessary so that the other party receives, after deduction of the required Withholding Tax (including any Withholding Tax imposed on the additional payment required to be made pursuant to this sentence), on an After-Tax Basis, the full amount that it would have received absent the imposition of such Withholding Tax (such additional amount, the “Gross-up Amount”); provided, however, that no Gross-up Amount shall be payable:

(A) by Landlord, if the Withholding Tax in respect of which such Gross-up Amount would have been payable, would not have been incurred but for: (i) Tenant failing at any time during the Term to be a legal entity validly formed under the laws of France, (ii) Tenant failing at any time during the Term to be a resident of France within the meaning of Article 4 of the Treaty; (iii) Tenant failing at any time during the Term to be entitled to the benefits of the Treaty by reason of Article 30 thereof; or (iv) Tenant failing to provide documentary evidence as Landlord may reasonably request in writing for the purpose of establishing the residence, nationality or French tax status of Tenant; or

(B) by Tenant, if the Withholding Tax in respect of which such Gross-up Amount would have been payable, would not have been incurred but for: (i) Landlord failing at any time during the Term to be a legal entity validly formed under the laws of the United States or any State thereof, (ii) Landlord failing at any time during the Term to be a resident of the United States within the meaning of Article 4 of the Treaty, (iii) Landlord failing at any time during the Term to be entitled to the benefits of the Treaty by reason of Article 30 thereof, or (iv) Landlord failing to provide documentary evidence as Tenant may reasonably request in writing for the purpose of establishing the residence, nationality or US tax status of Landlord.

Section 39.2. If Landlord or Tenant pays Withholding Taxes in connection with payments received by such Landlord or Tenant under this Real Estate Lease, the other party hereto shall indemnify such Landlord or Tenant, in either case on an After-Tax Basis, for such Withholding Taxes to the extent such other party would be required to provide Gross-up Amounts with respect to such Withholding Taxes under this Article 39 if such other party had been required by law to deduct such Withholding Tax on payments made to the Landlord or Tenant, and reimburse any expenses incurred by such Landlord or Tenant with respect to such Withholding Taxes. Payment under this indemnification shall be made within thirty (30) days from the date such Landlord or Tenant makes written demand therefor, which written demand shall describe in reasonable detail the amount of and basis for the liability in respect of which the indemnity payment is to be made.

Section 39.3. If Landlord or Tenant, or any Affiliate of either, shall become liable to any Governmental Authority in respect of any Withholding Tax on account of a failure to withhold and remit such Withholding Tax to any Governmental Authority, and such liability would not have been incurred but for, in the case of Landlord one or more of the conditions described in Section 39.1(A), or in the case of Tenant the condition described in Section 39.1(B), then Tenant shall indemnify Landlord, in the case of a liability imposed on Landlord, and Landlord shall indemnify Tenant in the case of a liability imposed on Tenant, in either case on an After-Tax

Real Estate Lease

Basis, within thirty (30) days from the date such Landlord or Tenant makes written demand therefor, which written demand shall describe in reasonable detail the amount of and basis for the liability in respect of which the indemnity payment is to be made.

Section 39.4. If Landlord or Tenant has paid a Gross-up Amount pursuant to Section 39.1 and the party receiving such Gross-up Amount is able to procure the refund of Withholding Taxes that gave rise to the payment of such Gross-up Amount from the Governmental Authority to which the Withholding Taxes were paid, then such payee shall pay to the payor of the Gross-up Amount within thirty (30) days after receipt of such refund an amount (net of any reasonable out-of-pocket expenses incurred by such payee in connection with its procuring such refund) that such payee determines in good faith will leave payee in the same after-tax position as it would have been if no Withholding Taxes had been imposed.

Section 39.5. The provisions of this Article 39 shall survive the enforcement, amendment or waiver of any provision of this Real Estate Lease and the termination of this Real Estate Lease.

Real Estate Lease

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement of Lease as of the day and year first above written.

4101 AUSTIN BOULEVARD CORP., Landlord

By:	/s/ Stephen G. Petrula
	Name:	Stephen G. Petrula
	Title:	President

FRUCTIBAIL INVEST, Tenant

By:	/s/ Fabrice Croppi /s/ Imed Ben Romdhane
	Name:	Fabrice Croppi Imed Ben Romdhane
	Title:	Co-Heads of Financial Engineering

Real Estate Lease

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Description of the Premises

Exhibit B	Early Termination Amount

Exhibit C	Form of Notice

Exhibit D	Form of Memorandum of Lease

Exhibit E	Fixed Rent

Schedule 1	Rules and Regulations

Schedule 2	List of Assigned Leases

Schedule 3	[Intentionally Omitted]

Schedule 4	Cleaning Specifications

Schedule 5	Wire Transfer Instructions

Real Estate Lease

Exhibit A

Description of the Premises

Real Estate Lease

Exhibit B

EARLY TERMINATION AMOUNT

From and including	To and excluding	Early Termination Amount in €	From and including	To and excluding	Early Termination Amount in €
3-Mar-2006	3-Jun-2006	432 967 646	3-Sep-2018	3-Dec-2018	257 431 905
3-Jun-2006	3-Sep-2006	430 112 117	3-Dec-2018	3-Mar-2019	253 140 044
3-Sep-2006	3-Dec-2006	427 233 222	3-Mar-2019	3-Jun-2019	248 813 065
3-Dec-2006	3-Mar-2007	424 330 770	3-Jun-2019	3-Sep-2019	244 450 680
3-Mar-2007	3-Jun-2007	421 404 569	3-Sep-2019	3-Dec-2019	240 052 599
3-Jun-2007	3-Sep-2007	418 454 424	3-Dec-2019	3-Mar-2020	235 618 531
3-Sep-2007	3-Dec-2007	415 480 139	3-Mar-2020	3-Jun-2020	231 148 181
3-Dec-2007	3-Mar-2008	412 481 517	3-Jun-2020	3-Sep-2020	226 641 252
3-Mar-2008	3-Jun-2008	409 458 358	3-Sep-2020	3-Dec-2020	222 097 445
3-Jun-2008	3-Sep-2008	406 410 463	3-Dec-2020	3-Mar-2021	217 516 458
3-Sep-2008	3-Dec-2008	403 337 627	3-Mar-2021	3-Jun-2021	212 897 987
3-Dec-2008	3-Mar-2009	400 239 648	3-Jun-2021	3-Sep-2021	208 241 724
3-Mar-2009	3-Jun-2009	397 116 320	3-Sep-2021	3-Dec-2021	203 547 362
3-Jun-2009	3-Sep-2009	393 967 435	3-Dec-2021	3-Mar-2022	198 814 588
3-Sep-2009	3-Dec-2009	390 792 784	3-Mar-2022	3-Jun-2022	194 043 087
3-Dec-2009	3-Mar-2010	387 592 156	3-Jun-2022	3-Sep-2022	189 232 544
3-Mar-2010	3-Jun-2010	384 365 339	3-Sep-2022	3-Dec-2022	184 382 638
3-Jun-2010	3-Sep-2010	381 112 118	3-Dec-2022	3-Mar-2023	179 493 047
3-Sep-2010	3-Dec-2010	377 832 278	3-Mar-2023	3-Jun-2023	174 563 447
3-Dec-2010	3-Mar-2011	374 525 600	3-Jun-2023	3-Sep-2023	169 593 510

Real Estate Lease

3-Mar-2011	3-Jun-2011	371 191 865	3-Sep-2023	3-Dec-2023	164 582 907
3-Jun-2011	3-Sep-2011	367 830 852	3-Dec-2023	3-Mar-2024	159 531 303
3-Sep-2011	3-Dec-2011	364 442 337	3-Mar-2024	3-Jun-2024	154 438 365
3-Dec-2011	3-Mar-2012	361 026 095	3-Jun-2024	3-Sep-2024	149 303 754
3-Mar-2012	3-Jun-2012	357 581 899	3-Sep-2024	3-Dec-2024	144 127 128
3-Jun-2012	3-Sep-2012	354 109 522	3-Dec-2024	3-Mar-2025	138 908 144
3-Sep-2012	3-Dec-2012	350 608 731	3-Mar-2025	3-Jun-2025	133 646 456
3-Dec-2012	3-Mar-2013	347 079 295	3-Jun-2025	3-Sep-2025	128 341 713
3-Mar-2013	3-Jun-2013	343 520 979	3-Sep-2025	3-Dec-2025	122 993 565
3-Jun-2013	3-Sep-2013	339 933 547	3-Dec-2025	3-Mar-2026	117 601 654
3-Sep-2013	3-Dec-2013	336 316 760	3-Mar-2026	3-Jun-2026	112 165 624
3-Dec-2013	3-Mar-2014	332 670 379	3-Jun-2026	3-Sep-2026	106 685 114
3-Mar-2014	3-Jun-2014	328 994 162	3-Sep-2026	3-Dec-2026	101 159 758
3-Jun-2014	3-Sep-2014	325 287 863	3-Dec-2026	3-Mar-2027	95 589 192
3-Sep-2014	3-Dec-2014	321 551 237	3-Mar-2027	3-Jun-2027	89 973 044
3-Dec-2014	3-Mar-2015	317 784 037	3-Jun-2027	3-Sep-2027	84 310 941
3-Mar-2015	3-Jun-2015	313 986 011	3-Sep-2027	3-Dec-2027	78 602 508
3-Jun-2015	3-Sep-2015	310 156 907	3-Dec-2027	3-Mar-2028	72 847 365
3-Sep-2015	3-Dec-2015	306 296 471	3-Mar-2028	3-Jun-2028	67 045 130
3-Dec-2015	3-Mar-2016	302 404 448	3-Jun-2028	3-Sep-2028	61 195 419
3-Mar-2016	3-Jun-2016	298 480 577	3-Sep-2028	3-Dec-2028	55 297 842
3-Jun-2016	3-Sep-2016	294 524 600	3-Dec-2028	3-Mar-2029	49 352 007
3-Sep-2016	3-Dec-2016	290 536 252	3-Mar-2029	3-Jun-2029	43 357 520
3-Dec-2016	3-Mar-2017	286 515 269	3-Jun-2029	3-Sep-2029	37 313 984
3-Mar-2017	3-Jun-2017	282 461 385	3-Sep-2029	3-Dec-2029	31 220 995
3-Jun-2017	3-Sep-2017	278 374 329	3-Dec-2029	3-Mar-2030	25 078 150

Real Estate Lease

3-Sep-2017	3-Dec-2017	274 253 831	3-Mar-2030	3-Jun-2030	18 885 041
3-Dec-2017	3-Mar-2018	270 099 616	3-Jun-2030	3-Sep-2030	12 641 257
3-Mar-2018	3-Jun-2018	265 911 409	3-Sep-2030	3-Dec-2030	6 346 383
3-Jun-2018	3-Sep-2018	261 688 933	3-Dec-2030	3-Mar-2031	0

Real Estate Lease

Exhibit C

[Form of Notice Pursuant to Article 10/Article 11]

NOTICE PURSUANT TO [ARTICLE 10]1

[ARTICLE 11]2

Date: _____________, 20__

[•]

Reference is made to the land and improvements commonly known as 101 Barclay Street, New York, NY and One Wall Street, New York, NY (the “Premises”). This notice is being delivered pursuant to [Section 10.1]3 [Section 11.1]4 of the Agreement of Real Estate Lease dated [•], 2006, between 4101 AUSTIN BOULEVARD CORP., Landlord (the “Landlord”), and FRUCTIBAIL INVEST, as Tenant (the “Tenant”), (the “Real Estate Lease”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Real Estate Lease. This letter shall serve as notice that [the entire]5 [a portion of the]6 [specify which building is affected] has been [damaged by fire or other casualty]7 [subjected to a governmental act of eminent domain]8. As required by the Real Estate Lease, [Landlord shall, at its own expense, promptly begin and thereafter diligently proceed to cause such portion of the Premises to be rebuilt or restored to substantially the same condition prior to the damage or as Landlord shall otherwise decide, subject to the terms of any subleases, and Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such repairs or restorations]9 [the Lease for both Buildings shall be deemed terminated as of [specify date], with the same effect as if said date were the Expiration Date]10 [Landlord shall, at its own expense, promptly begin and thereafter diligently proceed to cause the portion of the Premises which was not so acquired by an act of eminent domain to be rebuilt or restored]11. In the event of any termination of the Real Estate Lease with respect to both Buildings under [Section 10.2]12 [Section 10.3]13 [Section 11.1]14 thereof, the Real Estate Lease shall cease and terminate with respect to both Buildings as set forth in said [Section 10.2]15 [Section 10.3]16 [Section 11.1]17.

[1]	Insert if pursuant to section 10.1

[2]	Insert if pursuant to section 11.1

[3]	Insert if pursuant to section 10.1

[4]	Insert if pursuant to section 10.1

[5]	Insert as applicable

[6]	Insert as applicable

[7]	Insert as applicable

[8]	Insert as applicable

[9]	Insert if pursuant to section 10.1

[10]	Insert, as applicable, if pursuant to section 11.1

[11]	Insert, as applicable, if pursuant to section 11.1

[12]	Insert if pursuant to section 10.2

[13]	Insert, as applicable, if pursuant to section 10.3

[14]	Insert, as applicable, if pursuant to section 11.1

[15]	Insert, as applicable, if pursuant to section 10.2

[16]	Insert, as applicable, if pursuant to section 10.3

[17]	Insert, as applicable, if pursuant to section 11.1

Real Estate Lease

Exhibit D

[FORM OF MEMORANDUM OF LEASE]

MEMORANDUM OF LEASE

This Memorandum of Lease is dated and effective as of ______________ between 4101 AUSTIN BOULEVARD CORP. (“Landlord”), having an address at The Bank of New York, One Wall Street – 32nd Floor, New York, NY 10286 and FRUCTIBAIL INVEST (“Tenant”), having an address at Natexis Banques Populaires, 115, rue Montmartre, 75002 Paris:

1. Landlord has leased to Tenant, and Tenant has leased from Landlord, the real property and improvements thereon located in the City of New York, State of New York, described in Exhibit “A” attached hereto (the “Property”), subject to the terms, conditions and provisions of that certain Real Estate Lease (the “Lease”) between Landlord and Tenant dated as of February 27, 2006, which is incorporated herein by reference as though set out here in full. The Lease shall control in the event of any conflict with this Memorandum of Lease.

2. The initial term of the Lease is 25 years. The Lease term commenced on March 3, 2006 and is scheduled to expire on March 3, 2031.

3. The Lease does not contain an option in favor of Tenant to purchase the Property or to extend the Lease.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease effective as of the date first above written.

“LANDLORD”

4101 AUSTIN BOULEVARD CORP.

By:
Its:

“TENANT”

FRUCTIBAIL INVEST

By:
Its:

Real Estate Lease

Exhibit E

REAL ESTATE LEASE RENTAL BREAKDOWN

From and including	To and excluding	Rental breakdown in €	From and including	To and excluding	Rental breakdown in €
3-Mar-2006	3-Jun-2006	2 832 354	3-Sep-2018	3-Dec-2018	4 257 028
3-Jun-2006	3-Sep-2006	2 855 530	3-Dec-2018	3-Mar-2019	4 291 861
3-Sep-2006	3-Dec-2006	2 878 895	3-Mar-2019	3-Jun-2019	4 326 979
3-Dec-2006	3-Mar-2007	2 902 452	3-Jun-2019	3-Sep-2019	4 362 385
3-Mar-2007	3-Jun-2007	2 926 201	3-Sep-2019	3-Dec-2019	4 398 080
3-Jun-2007	3-Sep-2007	2 950 145	3-Dec-2019	3-Mar-2020	4 434 068
3-Sep-2007	3-Dec-2007	2 974 285	3-Mar-2020	3-Jun-2020	4 470 350
3-Dec-2007	3-Mar-2008	2 998 622	3-Jun-2020	3-Sep-2020	4 506 929
3-Mar-2008	3-Jun-2008	3 023 158	3-Sep-2020	3-Dec-2020	4 543 807
3-Jun-2008	3-Sep-2008	3 047 896	3-Dec-2020	3-Mar-2021	4 580 987
3-Sep-2008	3-Dec-2008	3 072 835	3-Mar-2021	3-Jun-2021	4 618 471
3-Dec-2008	3-Mar-2009	3 097 979	3-Jun-2021	3-Sep-2021	4 656 262
3-Mar-2009	3-Jun-2009	3 123 328	3-Sep-2021	3-Dec-2021	4 694 362
3-Jun-2009	3-Sep-2009	3 148 885	3-Dec-2021	3-Mar-2022	4 732 774
3-Sep-2009	3-Dec-2009	3 174 651	3-Mar-2022	3-Jun-2022	4 771 500
3-Dec-2009	3-Mar-2010	3 200 628	3-Jun-2022	3-Sep-2022	4 810 544
3-Mar-2010	3-Jun-2010	3 226 817	3-Sep-2022	3-Dec-2022	4 849 906
3-Jun-2010	3-Sep-2010	3 253 221	3-Dec-2022	3-Mar-2023	4 889 591
3-Sep-2010	3-Dec-2010	3 279 840	3-Mar-2023	3-Jun-2023	4 929 600
3-Dec-2010	3-Mar-2011	3 306 678	3-Jun-2023	3-Sep-2023	4 969 937
3-Mar-2011	3-Jun-2011	3 333 735	3-Sep-2023	3-Dec-2023	5 010 604
3-Jun-2011	3-Sep-2011	3 361 013	3-Dec-2023	3-Mar-2024	5 051 603
3-Sep-2011	3-Dec-2011	3 388 515	3-Mar-2024	3-Jun-2024	5 092 938
3-Dec-2011	3-Mar-2012	3 416 242	3-Jun-2024	3-Sep-2024	5 134 611
3-Mar-2012	3-Jun-2012	3 444 195	3-Sep-2024	3-Dec-2024	5 176 626
3-Jun-2012	3-Sep-2012	3 472 378	3-Dec-2024	3-Mar-2025	5 218 984
3-Sep-2012	3-Dec-2012	3 500 791	3-Mar-2025	3-Jun-2025	5 261 688
3-Dec-2012	3-Mar-2013	3 529 436	3-Jun-2025	3-Sep-2025	5 304 742
3-Mar-2013	3-Jun-2013	3 558 316	3-Sep-2025	3-Dec-2025	5 348 149
3-Jun-2013	3-Sep-2013	3 587 432	3-Dec-2025	3-Mar-2026	5 391 910
3-Sep-2013	3-Dec-2013	3 616 786	3-Mar-2026	3-Jun-2026	5 436 030
3-Dec-2013	3-Mar-2014	3 646 381	3-Jun-2026	3-Sep-2026	5 480 511
3-Mar-2014	3-Jun-2014	3 676 218	3-Sep-2026	3-Dec-2026	5 525 355
3-Jun-2014	3-Sep-2014	3 706 299	3-Dec-2026	3-Mar-2027	5 570 567
3-Sep-2014	3-Dec-2014	3 736 626	3-Mar-2027	3-Jun-2027	5 616 148
3-Dec-2014	3-Mar-2015	3 767 201	3-Jun-2027	3-Sep-2027	5 662 103
3-Mar-2015	3-Jun-2015	3 798 026	3-Sep-2027	3-Dec-2027	5 708 433
3-Jun-2015	3-Sep-2015	3 829 104	3-Dec-2027	3-Mar-2028	5 755 143
3-Sep-2015	3-Dec-2015	3 860 436	3-Mar-2028	3-Jun-2028	5 802 235
3-Dec-2015	3-Mar-2016	3 892 024	3-Jun-2028	3-Sep-2028	5 849 712
3-Mar-2016	3-Jun-2016	3 923 870	3-Sep-2028	3-Dec-2028	5 897 577
3-Jun-2016	3-Sep-2016	3 955 978	3-Dec-2028	3-Mar-2029	5 945 835
3-Sep-2016	3-Dec-2016	3 988 348	3-Mar-2029	3-Jun-2029	5 994 487
3-Dec-2016	3-Mar-2017	4 020 983	3-Jun-2029	3-Sep-2029	6 043 537
3-Mar-2017	3-Jun-2017	4 053 885	3-Sep-2029	3-Dec-2029	6 092 988
3-Jun-2017	3-Sep-2017	4 087 056	3-Dec-2029	3-Mar-2030	6 142 845
3-Sep-2017	3-Dec-2017	4 120 498	3-Mar-2030	3-Jun-2030	6 193 109
3-Dec-2017	3-Mar-2018	4 154 214	3-Jun-2030	3-Sep-2030	6 243 784
3-Mar-2018	3-Jun-2018	4 188 207	3-Sep-2030	3-Dec-2030	6 294 874
3-Jun-2018	3-Sep-2018	4 222 477	3-Dec-2030	3-Mar-2031	6 346 383

Total		174 111 067			261 688 933

Real Estate Lease

STATE OF NEW YORK, COUNTY OF

On the              day of                              in the year             , before me, the undersigned, personally appeared

                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

STATE OF                             , COUNTY OF

On the              day of                              in the year             , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                                                           , the

subscribing witness to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he/she/they reside(s) in

(if the place of residence is in a city, include the street and street number if any, thereof); that he/she/they know(s)

to be the individual described in and who executed the foregoing instrument; that said subscribing witness was present and saw said execute the same; and that said witness at the same time subscribed his/her/their name(s) as a witness thereto

[add the following if the acknowledgment is taken outside NY State]

and that said subscribing witness made such appearance before the undersigned in the (insert the city or other political subdivision and the State or country or other place the proof was taken).

STATE OF

On the              day of                              in the year             , before me, the undersigned, personally appeared

                    , personally known to me or proved to me

on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument

[add the following if the acknowledgment is taken outside NY State]

and that said individual made such appearance before the undersigned in the (insert the city or other political subdivision and the State or country or other place the acknowledgment was taken).

STATE OF                             , COUNTY OF

On the              day of                              in the year             , before me personally came

to me known, who, being by me duly sworn, did depose and say that he resides at

that he is the

of

the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

Real Estate Lease

1

MEMORANDUM OF LEASE	SECTION

4101 AUSTIN BOULEVARD CORP.	BLOCK

TO	LOT

FRUCTIBAIL INVEST	COUNTY OR TOWN

RETURN BY MAIL TO:

KEVIN J. O’SHEA ALLEN & OVERY LLP 1221 AVENUE OF THE AMERICAS NEW YORK, NY 10020

Real Estate Lease

2

Schedule 1

RULES AND REGULATIONS

(1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

(2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.

(3) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

(4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant.

(5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

(6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

(7) Subject to the provisions of Article 3 of this lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, and as Landlord may direct.

Real Estate Lease

3

(8) No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

(9) Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

(10) Tenant, or any of Tenant’s employees, agents, visitors or licensees, shall not any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

(11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord’s expense, Tenant shall pay to Landlord the cost thereof.

(12) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall brought into or kept by Tenant in or about the Premises or the Building.

(13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

(14) Tenant shall not occupy or permit any portion of the Premises demised to it to occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

(15) Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or boot blacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

(16) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

(17) Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on days other than Business Days all persons who do not present a pass

Real Estate Lease

4

to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

(18) Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

(19) The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

(20) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

(21) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

(22) Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. Tenant shall not permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withheld.

(23) Tenant shall keep the entrance door to the Premises closed at all times.

(24) Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to Tenant (i) be directed to deliver such packages, papers and other materials to a Person designated by Landlord who will distribute the same to Tenant or (ii) be escorted by a person designated by Landlord to deliver the same Tenant.

(25) Landlord and its agents reserve the right to inspect all packages, boxes, bags, handbags, attache cases, suitcases, and other items carried into the Building, and to refuse entry into the Building to any person who either refuses to cooperate with such inspection or who is carrying any object which may be dangerous to persons or property. In addition, Landlord reserves the right to implement such further measures designed to ensure safety of the Building and the persons and property located therein as Landlord shall deem necessary or desirable.

Real Estate Lease

5

Schedule 2

Assigned Leases

Leases for One Wall Street:

1.	Lease, dated as of July 31, 1999, between The Bank of New York and Arihant News, Inc.

Leases for 101 Barclay Street;

1.	Agreement of Lease, dated as of January 15, 1993, between The Bank of new York and Barclay Newsstand, Inc., as extended and amended by that certain Letter (RE: Lease Renewal – Barclay Newsstand, Inc.), dated June 24, 2002, from The Bank of New York and acknowledged and agreed to by Barclay Newsstand, Inc.

Real Estate Lease

6

Schedule 4

CLEANING SPECIFICATIONS

A.	GENERAL CLEANING - NIGHTLY

Sweep, using Landlord approved dust preparation, all stone, ceramic tile, asphalt tile, marble terrazzo, linoleum, rubber, vinyl and other types of flooring.

Carpet sweep all carpets and rugs four (4) times per week.

Vacuum clean all carpets and rugs, one (1) time per week.

Sweep all private stairways and maintain in clean condition.

Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary.

Remove all ordinary dry paper and tenant rubbish (excluding cafeteria waste, bulk materials, bulk and special materials such as old desks, furniture, etc.).

Dust all furniture and windowsills.

Clean all glass furniture tops.

Dust all chair rails, trim, partitions and baseboards.

Wash clean all water fountains.

Remove finger marks and smudges from walls, doors, light switch plates once (1) per week.

Wash locker and slop sink rooms.

B.	LAVATORIES NIGHTLY (EXCLUDES NON-CORE LAVATORIES)

Sweep and mop all flooring.

Clean and polish all mirrors, powder shelves and brightwork, including flushometers, piping and toilet seat hinges.

Wash and disinfect all basins, bowls and urinals.

Wash and sanitize both sides of all toilet seats; clean underside of fixtures.

Dust and spot clean or wash all partitions, tile walls, dispensers and receptacles.

Empty and clean paper towel and sanitary disposal receptacles.

Real Estate Lease

7

Fill toilet tissue holders, soap dispensers and paper towel dispensers.

Remove all wastepaper and refuse to designated areas.

C.	LAVATORIES PERIODIC CLEANING (EXCLUDES NON-CORE LAVATORIES)

Machine scrub flooring once per month.

Wash all partitions, tile walls, and enamel surfaces monthly.

D.	SCHEDULE OF CLEANING

Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition.

All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays.

All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting.

High dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly office cleaning four (4) times per year.

High dust all vertical surfaces such as walls, partitions, ventilating louvers and surfaces not reached in nightly office cleaning four (4) times per year.

Dust all venetian blinds and frames four (4) times per year.

Real Estate Lease

8

Schedule 5

REAL ESTATE LEASE WIRE TRANSFER INSTRUCTIONS

A.	For Payments to Landlord:

Euro-denominated payments should be wired to:

Dollar-denominated payments should be wired to:

B.	For Payments to Tenant:

Euro-denominated payments should be wired to:

Dollar-denominated payments should be wired to:

Real Estate Lease

9